UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

NioCorp Developments Ltd. (the “Company”) is filing herewith an Exhibit 99.1 (the “Tax Exhibit”) to this Current Report on Form 8-K that provides a general summary of (a) certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined in the Tax Exhibit) arising from and relating to the acquisition, ownership, and disposition of the Company’s common shares, without par value (“Common Shares”), and (b) certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder and the Canada-United States Tax Convention (1980) to the holding and disposition of Common Shares.

Additionally, the Company is filing herewith an Exhibit 99.2 (the “Risk Factors Exhibit”) to this Current Report on Form 8-K that provides an update to certain risk factors relevant to an investment in Common Shares.

The information in the Tax Exhibit and the Risk Factors Exhibit supplements the information contained in or incorporated by reference into any prospectuses and prospectus supplements filed by the Company under the Securities Act of 1933 prior to the date of this Current Report on Form 8-K, and the Tax Exhibit and the Risk Factors Exhibit shall be deemed incorporated by reference into each such prospectus and prospectus supplement, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Tax Exhibit.
99.2	Risk Factors Exhibit.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: April 19, 2023	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer